UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road
Burlington, MA 01803
(Address of principal executive offices, including zip code)

  (781) 376-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On November 3, 2016, Bridgeline Digital, Inc. (the “Company”) entered into Securities Purchase Agreements, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 (the “Purchase Agreements”), with certain institutional and accredited investors (the “Purchasers”) to sell an aggregate total of 1,741,670 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for $0.48 per share (the “Purchaser Shares”) (the “Private Placement”).  As additional consideration, the Company issued to the Purchasers warrants, attached to this Current Report on Form 8-K as Exhibit 10.2 (the “Purchaser Warrants”), to purchase an aggregate total of 870,835 shares Common Stock (the “Purchaser Warrant Shares”). Each Purchaser Warrant expires five and one-half years from the date of issuance and is exercisable for $0.70 per share beginning six-months from the date of issuance. A copy of the press release issued today by the Company announcing the terms of the Private Placement is attached here to as Exhibit 99.1.

The Company and the Purchasers also entered into a Registration Rights Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.3 (the “Registration Rights Agreement”), wherein the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register the Purchaser Shares and Purchaser Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms and conditions of the Registration Rights Agreement, the Registration Statement must be filed with the SEC on or before 10 days after the Company files its Annual Report on Form 10-K for the year ended September 30, 2016.

Concurrently with the Private Placement, the Company and certain directors and executive officers (the “Insiders”) of the Company entered into a separate Securities Purchase Agreement, attached to this Current Report on Form 8-K as Exhibit 10.4 (the “Insider Purchase Agreement”), to purchase an aggregate total of 393,692 shares of the Company’s Common Stock for $0.65 per share (the “Insider Shares”). As additional consideration, the Insiders were issued Purchaser Warrants to purchase an aggregate total of 196,846 shares of Common Stock.

The Company currently anticipates closing the Private Placement and issuing the Purchaser Shares, Insider Shares and Purchaser Warrants on or about November 9, 2016, subject to certain customary closing conditions.  The issuance of the Purchaser Shares and Insider Shares resulted in gross proceeds to the Company of approximately $1.1 million, which the Company expects to use for general working capital purposes. Craig-Hallum Capital Group LLC served as the sole placement agent for the Private Placement, and received a fee equal to 9.0% of the proceeds received by the Company from the Purchasers.

In connection with the Private Placement, each of the Company’s officers and directors, including the Insiders, will execute lock-up agreements for a lock-up term equal to 90 days following the effective date of the Registration Statement, a form of which is attached as Exhibit 10.5 to this Current Report on Form 8-K (the “Lock-Up Agreement”).

The Purchaser Shares, Purchaser Warrants and Insider Shares were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.  Each of the Purchasers and Insiders represented that it was an “accredited investor” as defined in Regulation D, and was not subject to the “Bad Actor” disqualifications described in Rule 506(d).

The foregoing descriptions of the Purchase Agreement, Purchaser Warrants, Registration Rights Agreement, Insider Purchase Agreement, Lock-Up Agreement and Escrow Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, form of Purchaser Warrants, form of Registration Rights Agreement, form of Insider Purchase Agreement, form of Lock-Up Agreement and Escrow Agreement, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, each of which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 7.01 Regulation FD Disclosure.

The Company updated it corporate presentation materials and may use these materials from time to time in conversations with investors and analysts. A copy of the updated presentation is attached hereto as Exhibit 99.2.

In accordance with General Instruction B.2 for Form 8-K, the information in this Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Purchaser Warrant

10.3	Form of Registration Rights Agreement

10.4	Form of Insider Securities Purchase Agreement

10.5	Form of Lock-Up Agreement

99.1	Press Release, dated November 4, 2016

99.2	Investor Presentation dated November 3, 2016, by Bridgeline Digital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Michael Prinn
Michael Prinn
Executive Vice President and Chief Financial Officer
Date: November 4, 2016